FORM 8-K


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                     Commission file number         0-6319


                               December 21, 1995
               (Date of Report; Date of Earliest Event Reported)



                             JACOBSON STORES INC.
            (Exact name of registrant as specified in its charter)


           Michigan                                    38-0686330
(State or other jurisdiction of           (IRS Employer Identification Number)
 incorporation or organization)


                  3333 Sargent Road, Jackson, Michigan 49201
         (Address of principal executive offices, including zip code)


                                (517) 764-6400
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

The Company has executed a Credit Agreement dated as of December 21, 1995, with two banks for a $65,000,000 line of credit which, effective on that date, replaced the $35,000,000 unsecured line of credit previously available under a Revolving Credit Agreement with Jacobson Credit Corp. and $30,000,000 outstanding under a Term Loan Agreement with the Company, both with the same two banks.

The Revolving Credit portion of the Credit Agreement provides for borrowings of up to $45,000,000, subject to a borrowing base limitation, at either or both of two interest rate alternatives, at the Company's option. Based on current rates, one of these options is below the prime interest rate of the lending banks, but is higher than the previous facility. Borrowings under the Revolving Credit line mature on June 30, 1998, with one year renewals subject to approval of both banks by June 30 of each year, beginning in 1996. The Revolving Credit line carries a commitment fee equal to two-tenths of 1% per annum on the unused portion of the line and a facility fee of one-tenth of 1% per annum on the total line. No compensating balances are required.

The Term Loan portion of the Credit Agreement totals $20,000,000 at a fixed rate of 7.99% and provides for payments of interest only through December 31, 1997, with quarterly principal payments of $1,000,000 commencing on March 31, 1998, through the maturity date of December 31, 2002.

Borrowings under the Credit Agreement are guaranteed by the Company's subsidiaries and secured by receivables under Jacobson credit plans and will be secured by first mortgages on selected properties. The new facility includes, among other things, covenants requiring minimum net worth, a minimum cash flow ratio and a maximum funded debt to net worth ratio.


ITEM 7.  EXHIBITS

4(d)  Credit Agreement dated as of December 21, 1995





                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           JACOBSON STORES INC.
                                           (Registrant)


Date:   January 11, 1996              By:    /s/  Mark K. Rosenfeld
      -----------------------              --------------------------------
                                           MARK K. ROSENFELD
                                           Chairman of the Board and
                                           Chief Executive Officer


Date:   January 11, 1996              By:    /s/  Paul W. Gilbert
      -----------------------              --------------------------------
                                           PAUL W. GILBERT
                                           Vice Chairman of the Board
                                           (Principal Financial Officer)

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                               INDEX OF EXHIBITS


           4(d)     Credit Agreement dated as of December 21, 1995